Exhibit 99.1
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[LOGO] COAST                           [LOGO] THE CEREGHINO GROUP
       FINANCIAL
       HOLDINGS, INC.                  CORPORATE INVESTOR RELATIONS
Contact:                               1809 7TH AVENUE, SUITE 1414
Brian F. Grimes, President and CEO     SEATTLE, WA 98101
bgrimes@coastfl.com                    206.762.0993
877-COASTFL                            www.stockvalues.com
                                       -------------------
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COAST FINANCIAL HOLDINGS TERMINATES RELATIONSHIP WITH BRIAN PETERS
__________________________________________________________________
              APPOINTS BRIAN GRIMES AS NEW CEO
              ________________________________

Bradenton, Florida - July 18, 2006 - Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today announced that the Company and Brian Peters, President and CEO, have agreed to terminate their relationship. In addition to agreeing to make all termination payments required under Mr. Peters' employment agreement, the Company has extended the exercise period for his outstanding stock options in appreciation for his services.

The Board of Directors expressed its gratitude to Mr. Peters for his efforts in the improvement of the Bank's operations, efficiency, improved asset quality and growth. After the successful restructuring of the Company and the Bank, the Board of Directors has determined that it is time for a change in management.

"We appreciate the hard work and efforts Mr. Peters has made over the past two years and are pleased with the results he has achieved," said James K. Toomey, Chairman of the Board. "Mr. Peters left on good terms and will be missed. Because of his efforts, we have built a strong management team that can take this organization forward and continue to implement our strategic plan."

Concurrently with Mr. Peters' departure, the Board of Directors also has appointed Brian F. Grimes, currently the Chief Financial Officer, to be President and CEO of the Company and the Bank. In connection with Mr. Grimes' promotion, the Board of Directors has appointed Justin Locke, Controller, to serve as the interim CFO, and has instructed the Corporate Governance Committee to conduct an executive search to identify a permanent successor. Mr. Locke is expected to be considered for the position, together with all other suitable candidates identified in the executive search.

The Company also promoted Anne Lee, EVP/Retail Banking, to the position of Chief Operating Officer. "We are fortunate to have such a great depth in management talent to be able to promote successful banking professionals from within the organization," said Mr. Toomey. "Anne has done an outstanding job of developing our retail branch network since she took over the retail operation three years ago."

The Company expects to report second quarter results at the end of July.

About the Company

As of March 31, 2006, Coast Financial Holdings, Inc. had $581 million in total assets and through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 18 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg and Lutz.



This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's Form 10-KSB for the fiscal year ended December 31, 2005 and as described from time to time by the Company


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in  other  reports  filed  by  it with the  Securities  and  Exchange
Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Note:  Transmitted on PR Newswire on July 18, 2006, at 6:30 a.m. EDT



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